Schoemakers, Reijnen & Takken
Notariskantoor regio Schiphol
Boslaan 4 hoek Kruisweg Postbus 289 2130 AG HOOFDDORP
Telefoon 023-5637020 Telefax 023-5614951

POWER OF ATTORNEY TO SELL AND TRANSFER SHARES AND FOR THE ACKNOWLEDGEMENT OF A SHARE TRANSFER

The undersigned:

1.
the private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid"): Royal Invest Europe B.V., having its corporate seat in Amsterdam, The Netherlands, having its principal place of business in 1066 EE Amsterdam (The Netherlands), Ditlaar 7, registered with the trade register of the Chamber of Commerce and Industries for Amsterdam (The Netherlands) under file number 34130365, hereinafter referred to as: "the Seller";

2.
the private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid"): Royal Invest Germany Properties 1 B.V., having its corporate seat in Amsterdam (The Netherlands), having its principal place of business in 1066 EE Amsterdam, Ditlaar 7, registered with the trade register of the Chamber of Commerce and Industries for Amsterdam (The Netherlands) under file number 33288149, hereinafter referred to as: "the Company";

hereby grants:

power of attorney to each of the employees working at the offices of Schoemakers, Reijnen & Takken, civil law notaries at Haarlemmermeer, The Netherlands,

in order to enable each of the said attorneys in fact:
1.
to represent the Seller with the sale and transfer of one hundred thirty (130) ordinary shares, numbers 1 up to and including 130, each having a nominal value of one hundred fourteen euro (€ 114,00), in the capital of the Company, hereinafter referred to as "the Shares", to the private company with limited liability ("besloten vennootschap met beperkte aansprakelijkheid"): Vastgoed Beleggings Mij. Bunnik I B.V., having its corporate seat in Bunnik, The Netherlands, having its principal place of business in 1391 LE Abcoude (The Netherlands), Achter de Kerken 101, registered with the trade register of the Chamber of Commerce and Industries for Midden-Nederland (The Netherlands) under file number 30059096, for the purchase price of one million thirty-eight thousand nine hundred ninety-six euro (€ 1,038,969.00); the Seller will renounce its right to claim payment of the purchase price, under the obligation for the Purchaser to acknowledge a debt similar to the aforementioned purchase price;

2.	to represent the Company with the acknowledgement of the transfer of the Shares by the Seller to Vastgoed Beleggings Mij. Bunnik I B.V. aforementioned;

3.	to sign the notarial deed of share transfer on behalf of the Seller and the Company, in accordance with the draft drawn up by Schoemakers, Reijnen & Takken, civil law notaries at Haarlemmermeer, The Netherlands, characterized "334367.01 / rg / rg”;

4.	further execute and sign all other necessary documents, including any changes with the trade register of the Chamber of Commerce and Industries due to this share transfer;

This power of attorney is granted with the permission to act on behalf of the (possible) adversary party. The undersigned shall hold the attorney harmless and shall fully indemnify him or her for any action taken by him or her under this power of attorney.

Thus signed in ____________________(The Netherlands) on _______________ 2007.

________________________________
Name	: D. Havenaar
Title	: sole managing director of the Seller and sole managing director of Royal Invest Development and Services B.V.;
Royal Invest Development and Services B.V. acting as sole managing director of the Company.